Exhibit  23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on S-8 (No. 033-72840) of Sylvan Learning Systems, Inc. 401(k) Retirement Savings Plan of our report dated June 20, 2005 with respect to the financial statements of the Sylvan Learning Systems, Inc. 401(k) Retirement Savings Plan for the plan year ended December 31, 2004, which appears in this Form 11-k.

s/ Reznick Group, P.C.

Baltimore, Maryland
June 20, 2005